UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 1, 2007

Piedmont Natural Gas Company, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-6196	56-0556998
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4720 Piedmont Row Drive, Charlotte, North Carolina		28210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	704-364-3120

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On November 2, 2007, the registrant issued a press release to initiate its earnings guidance for fiscal year 2008 of $1.45 to $1.55 per diluted share. A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

Item 8.01 Other Events.

On November 1, 2007, the registrant entered into an accelerated share repurchase agreement with Citibank, N.A. (Citibank), for the repurchase of 1,000,000 shares of its outstanding common stock at an initial price of $24.70 per share. The registrant will fund this transaction with internally generated cash and short-term borrowings. Citibank and certain of its affiliates have engaged, and may in the future engage, in transactions with and perform services for the registrant in the ordinary course of business.

Under the terms of the accelerated share repurchase agreement, the registrant repurchased 1,000,000 shares of its outstanding common stock from Citibank; settlement occurred on November 2, 2007. Citibank will purchase an equivalent amount of shares in the open market during a period of approximately three months (the Pricing Period). The registrant may receive from, or be required to pay, Citibank a price adjustment based upon the actual cost of the shares purchased by Citibank once such purchases are completed. Such price adjustment can be settled, at the registrant’s option, in cash or in shares of its common stock. In the event of a default by the registrant or Citibank under the accelerated share repurchase agreement, the non-defaulting party may terminate or accelerate the transaction, and may be entitled to unreimbursed net losses and costs. During the Pricing Period, the registrant will not purchase any shares of common stock under its current Common Stock Open Market Purchase Program, or enter into any accelerated share repurchase program or any derivative share repurchase transaction or other similar transaction.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release issued by Piedmont Natural Gas Company, Inc. dated November 2, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Natural Gas Company, Inc.

November 14, 2007	By:	Jose M. Simon

Name: Jose M. Simon
Title: Vice President and Controller

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Piedmont Natural Gas Company, Inc. dated November 2, 2007